Oppenheimer Cash Reserves
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule



1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 07/31/97:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


    Class A Shares

              Date            Daily Accrual Per Share (in $)
            07/25/97                .0001211
            07/26/97                .0001211
            07/27/97                .0001212
            07/28/97                .0001187
            07/29/97                .0001185
            07/30/97                .0001188
            07/31/97                .0001161
                                    --------
            Seven Day
              Total:                .0008355


      Current Yield:          $0.0008355/7 x 365 = 4.36%

                                       365/7
      Effective Yield:  (.0008355 + 1)      - 1  = 4.45%



    Class B Shares

              Date            Daily Accrual Per Share (in $)
            07/25/97                .0001025
            07/26/97                .0001025
            07/27/97                .0001026
            07/28/97                .0001018
            07/29/97                .0001027
            07/30/97                .0001024
            07/31/97                .0001092
                                    --------
            Seven Day
              Total:                .0007237


      Current Yield:          $0.0007237/7 x 365 = 3.77%

                                      365/7
      Effective Yield:  (.0007237 + 1)      - 1  = 3.84%








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Oppenheimer Cash Reserves
Page 2


1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 07/31/97 (Continued):

    Class C Shares

              Date            Daily Accrual Per Share (in $)
            07/25/97                .0001030
            07/26/97                .0001030
            07/27/97                .0001031
            07/28/97                .0001044
            07/29/97                .0001021
            07/30/97                .0001021
            07/31/97                .0001001
                                    --------
            Seven Day
              Total:                .0007178


      Current Yield:          $0.0007178/7 x 365 = 3.74%

                                      365/7
      Effective Yield:  (.0007178 + 1)      - 1  = 3.81%